Exhibit (h)(3)

AMENDMENT AGREEMENT #7 to FUND SERVICES AGREEMENT

AMENDMENT AGREEMENT #7 (the “Amendment”) dated as of June 10, 2008 between PROSHARES TRUST (“ProShares”) and J.P. MORGAN INVESTOR SERVICES CO. (“J.P. Morgan”).

WITNESSETH

WHEREAS, ProShares and J.P. Morgan have entered into a Fund Services Agreement dated as of June 16, 2006 and amended as of January 19, 2007, February 16, 2007, September 18, 2007, December 10, 2007, January 25, 2008 and March 12, 2008 (the “Agreement”), and

WHEREAS, ProShares and J.P. Morgan wish to amend the Agreement and to have the Agreement, as amended herein, govern the rights and obligations of ProShares and J.P. Morgan,

NOW, THEREFORE, in consideration of the mutual agreements herein contained, ProShares and J.P. Morgan hereby acknowledge and agree as follows:

1. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2. Amendments.

(a) Schedule A of the Agreement is hereby amended by replacing it in its entirety with Schedule A annexed hereto.

3. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. Each of the parties hereby represents and warrants that:

(a) the representations and warranties contained in the Agreement are true on and as of the date hereof as if made by the party on and as of said date, and

(b) the execution, delivery and performance of this Amendment are within the party’s corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. This Amendment shall be construed in accordance with and be governed by the laws of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PROSHARES TRUST

/s/ Louis Mayberg
Name:	Louis Mayberg
Title:	President

JPMORGAN CHASE BANK, N.A.

/s/ Ellen E. Crane
Name:	Ellen E. Crane
Title:	Executive Director

FUND SERVICES AGREEMENT

SCHEDULE A

Short S&P 500 ProShares

Short QQQ ProShares

Short Dow 30 ProShares

Short MidCap ProShares

UltraShort S&P 500 ProShares

UltraShort QQQ ProShares

UltraShort Dow 30 ProShares

UltraShort MidCap ProShares

Ultra S&P 500 ProShares

Ultra QQQ ProShares

Ultra Dow 30 ProShares

Ultra MidCap ProShares

Ultra SmallCap600 ProShares

Ultra Russell2000 ProShares

Short SmallCap600 ProShares

Short Russell2000 ProShares

UltraShort SmallCap600 ProShares

UltraShort Russell2000 ProShares

Ultra Basic Materials ProShares

Ultra Consumer Goods ProShares

Ultra Consumer Services ProShares

Ultra Financials ProShares

Ultra Health Care ProShares

Ultra Industrials ProShares

Ultra Oil & Gas ProShares

Ultra Real Estate ProShares

Ultra Semiconductors ProShares

Ultra Technology ProShares

Ultra Utilities ProShares

UltraShort Basic Materials ProShares

UltraShort Consumer Goods ProShares

UltraShort Consumer Services ProShares

UltraShort Financials ProShares

UltraShort Health Care ProShares

UltraShort Industrials ProShares

UltraShort Oil & Gas ProShares

UltraShort Real Estate ProShares

UltraShort Semiconductors ProShares

UltraShort Technology ProShares

UltraShort Utilities ProShares

Ultra Russell1000 Value ProShares

Ultra Russell1000 Growth ProShares

Ultra MidCap Value ProShares

Ultra MidCap Growth ProShares

Ultra Russell2000 Value ProShares

Ultra Russell2000 Growth ProShares

UltraShort Russell1000 Value ProShares

UltraShort Russell1000 Growth ProShares

UltraShort Russell MidCap Value ProShares

UltraShort Russell MidCap Growth ProShares

UltraShort Russell2000 Value ProShares

UltraShort Russell2000 Growth ProShares

UltraShort MSCI Japan ProShares

UltraShort FTSE/Xinhua China 25 ProShares

Short MSCI Emerging Markets ProShares

UltraShort MSCI Emerging Markets ProShares

Short MSCI EAFE ProShares

UltraShort MSCI EAFE ProShares

UltraShort Lehman 7-10 Year U.S. Treasury ProShares

UltraShort Lehman 20+ Year U.S. Treasury ProShares

Ultra FTSE/Xinhua China 25 ProShares

Ultra MSCI Japan ProShares

Ultra Telecommunications ProShares

UltraShort Telecommunications ProShares

Short Financials ProShares

Short Oil & Gas ProShares

4